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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (File Nos. 333-108539 and 811-02201) of our report dated April 30, 2002, relating to the financial statements and financial highlights which appears in the March 31, 2002 Annual Report to the Shareholders of 1838 Bond-Debenture Trading Fund (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

October 22, 2003